May 8, 2017 – First Quarter Earnings Presentation MYERS INDUSTRIES, INC. Exhibit 99.2

Safe Harbor Statement Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside the Company’s control that could cause actual results to materially differ from those expressed or implied. You are cautioned not to put undue reliance on any forward-looking statement. We do not intend, and undertake no obligation, to update these forward-looking statements. Such risks include: Raw material availability, increases in raw material costs, or other production costs Risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives Unanticipated downturn in business relationships with customers or their purchases Competitive pressures on sales and pricing Changes in the markets for the Company’s business segments Changes in trends and demands in the markets in which the Company competes Unexpected failures at our manufacturing facilities Future economic and financial conditions in the United States and around the world Inability of the Company to meet future capital requirements Claims, litigation and regulatory actions against the Company Changes in laws and regulations affecting the Company Other risks as detailed in the Company’s 10-K and other reports filed with the Securities Exchange Commission Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersindustries.com and at the SEC.gov web site. Statements in this presentation speak only as of the date made.

2017 Q1 Overview Challenges Achievements Weak demand environment continues in key end-markets Anticipated decline in agricultural sales in Material Handling Weakness in auto aftermarket end market in Q1 Lower sales of equipment and retread products continued in Distribution - Managing increases in raw material costs through price actions Generated $12.6M in free cash flow, consistency in working capital discipline Winning in niche markets in line with company strategy 30% growth in automotive in Material Handling 9% sales growth in Scepter 2% growth in RV Cross-functional teams driving niche market growth Operational re-alignment on track Executing well on strategic initiatives

Q1 Financial Summary – GAAP % Sales 24.4% 25.5% % Sales 29.6% 31.9% % Sales 5.2% 0.7% Operating income increased $6.3M Lower Gross Profit $6.2M Favorable SG&A $3.9M Brazil 2016 impairment charge of $8.5M Net sales declined 6.3%; or 7.2% at constant currency Material Handling down $6M (5.4%) Distribution down $4M (8.6%) Gross profit declined $6.2M, 230 bps Lower sales volumes Higher raw material costs One-time costs $1.1M higher YOY due to strategic realignment SG&A declined $3.9M Lower compensation costs One-time adjustments $2.4 lower YOY Reflects results from continuing operations; In $millions except per-share figures

Q1 Financial Summary – Adjusted (Non-GAAP) % Sales 24.7% 24.1% % Sales 30.4% 31.9% % Sales 5.7% 7.7% Adj. operating income declined $3.6M Lower gross profit $5.1M Favorable SG&A $1.5M Material Handling down 5.4% due to lower agricultural sales offset by 9% growth at Scepter and growth in Brazil Distribution down 8.6% driven by soft demand environment Lower sales volume due to the decline in agricultural sales Operational inefficiencies due mostly to lower sales volume Higher raw material costs Lower compensation costs, partially due to headcount reductions in 2016 Reflects results from continuing operations; In $millions except per-share figures Earnings in line with expectations

Q1 Segment Results Material Handling Distribution Adjusted $12.8 $16.0 $1.5 $2.5 GAAP Adjusted GAAP Net sales declined 8.6% Sales down due to soft demand environment and share loss related to 2016 sales force restructuring Lower capital spending on equipment continued Positive supply vs. equipment mix Net sales declined 5.4%; 6.6% at constant currency Continued weakness in agricultural end market Sales increases in Brazil food & beverage and Scepter Higher sales in niche industrial and vehicle end markets Adj. operating income decreased $3.2M Lower volume and unfavorable mix due to lower agricultural sales Higher raw material costs, expect to offset with price increases Operational inefficiencies mostly due to lower volumes SG&A reductions from restructuring activities Adj. operating income decreased $1.0M Lower volume, partially offset by favorable product mix Reflects results from continuing operations; In $millions except per-share figures

Balance Sheet Balance Sheet & Cash Flow See appendix for reconciliations from GAAP to adjusted results Q1 2017 Q4 2016 Cash 7.3 $ 7.9 $ Debt 179.6 189.5 Net Debt 172.3 $ 181.6 $ LTM Adjusted EBITDA 60.0 $ 63.6 $ Net Debt-to-Adj. EBITDA 2.9x 2.9x In $millions 9% Target 5.0% 4.2% 7.6% 3.8% 9.5% Q1 2017 Q1 2016 Cash from Continuing Operations 13.0 $ (11.3) $ Capital Expenditures (0.5) (7.1) Free Cash Flow 12.6 $ (18.5) $ In $millions Strong cash flow generation in Q1 … better collections & capex timing Reduced debt by $10M compared to December 31, 2016 Maintained net debt-to-adjusted EBITDA ratio despite lower EBITDA Strong free cash flow generation of $12.6M TTM free cash flow $52M at end of Q1 Working capital as % of TTM sales consistent with Q4 2016 and below target of 9% Free Cash Flow Working Capital as a % of TTM Sales

2017 Outlook and Strategic Update Low single digits % of Net Sales 2016 2017 Growth Outlook Low single digits High single digits Up low single digits Flat Forecasting flat sales in 2017 on a constant currency basis Consumer 12% Vehicle 16% Food & Beverage 13% Auto Aftermarket 30% Industrial 29% Holding to prior outlook FY revenue expected to be flat Progress with niche market growth teams: Investing in new product development in consumer Product testing with select customers in food & beverage Implementing pricing tools and technology upgrades in Distribution Operational realignment on track: Manufacturing consolidations Equipment moves underway Finalizing outsourcing actions Capital allocation: Using cash to pay down debt and fund strategic initiatives

Appendix

Net Sales:Flat (ex-currency) Capital expenditures:$10 - $12 million Net interest expense: $8 - $9 million D&A: $32 - $34 million Effective tax rate (normalized):36% 2017 Key Assumptions

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED GROSS PROFIT (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Income and Earnings Data: Gross profit excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that gross profit excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses gross profit excluding these items as well as other financial measures in connection with its decision-making activities. Gross profit excluding these items should not be considered in isolation or as a substitute for gross profit prepared in accordance with GAAP. The Company's method for calculating gross profit excluding these items may not be comparable to methods used by other companies.   March 31, 2017 March 31, 2016 Gross profit as reported 42,003 $ 48,171 $ Restructuring expenses and other adjustments in cost of sales Material Handling segment 1,107 - Distribution segment - - Gross profit as adjusted 43,110 $ 48,171 $

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Income and Earnings Data: Selling, general and administrative expenses excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that selling, general and administrative expenses excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses selling, general and administrative expenses excluding these items as well as other financial measures in connection with its decision-making activities. Selling, general and administrative expenses excluding these items should not be considered in isolation or as a substitute for selling, general and administrative expenses prepared in accordance with GAAP. The Company's method for calculating selling, general and administrative expenses excluding these items may not be comparable to methods used by other companies.   March 31, 2017 March 31, 2016 Selling, general and administrative expenses as reported 34,645 $ 38,497 $ Restructuring expenses and other adjustments in selling, general and administrative expenses Material Handling segment 361 - Distribution segment - - Corporate - (2,011) Selling, general and administrative expenses as adjusted 35,006 $ 36,486 $

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED) (Dollars in thousands, except per share data) Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for income (loss) prepared in accordance with GAAP. The Company's method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.   *Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%. Quarter Ended March 31, 2017 2016 Material Handling Operating income as reported $12,088 $7,441 0 0 0 0 Asset impairments 0 8,545 Restructuring expenses and other adjustments 746 0 Operating income as adjusted 12,834 15,986 Distribution Operating income as reported 1,538 2,536 0 0 0 0 Corporate Expense Corporate expense as reported -6,268 -8,848 0 0 0 0 CFO severance related costs 0 2,011 Corporate expense as adjusted -6,268 -6,837 Continuing Operations Operating income as reported 7,358 1,129 0 0 0 0 Total of all adjustments above 746 10,556 Operating income as adjusted 8,104 11,685 Interest expense, net -1,975 -2,019 0 0 0 0 Income (loss) before taxes as adjusted 6,129 9,666 Income tax expense* -2,206.44 -3,479.7599999999998 Income (loss) from continuing operations as adjusted $3,922.56 $6,186.24 Adjusted earnings (loss) per diluted share from continuing operations $0.12948912279946548 $0.20936583700408773 Basic 30,029,679 29,547,514 0 0 0 0 Diluted 30,292,583 29,547,514 0 0 0 0

Reconciliation of Non-GAAP Measures

MYERS INDUSTRIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
COMBINED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	30-Jun-15	30-Sep-15	31-Dec-15	31-Mar-16	31-Mar-16
Net Income as Reported Continuing Operations	$ 10,925	$ 631	$ (125)	$ (3,336)	$ 8,095
Add: tax expense	6,350	218	(151)	2,446	8,863
Add: net interest expense	2,467	1,730	2,100	2,019	8,316
Add: depreciation	6,801	5,926	5,496	6,000	24,223
Add: amortization	2,641	2,575	2,413	2,499	10,128
EBITDA	29,184	11,080	9,733	9,628	59,625
Add: one-time unusual charges	(2,561)	3,317	2,906	10,556	14,218
EBITDA as Adjusted	$ 26,623	$ 14,397	$ 12,639	$ 20,184	$ 73,843

	30-Jun-16	30-Sep-16	31-Dec-16	31-Mar-17	31-Mar-17
Net Income as Reported Continuing Operations	$ 5,684	$ 424	$ (1,247)	$ 3,128	$ 7,989
Add: tax expense	3,429	547	48	2,255	6,279
Add: net interest expense	2,053	2,015	2,086	1,975	8,129
Add: depreciation	6,283	6,182	6,142	6,700	25,307
Add: amortization	2,482	2,447	2,430	2,436	9,795
EBITDA	19,931	11,615	9,459	16,494	57,499
Add: one-time unusual charges	544	897	996	42	2,479
EBITDA as Adjusted	$ 20,475	$ 12,512	$ 10,455	$ 16,536	$ 59,978

Note on Reconciliation of Income and Earnings Data: EBITDA as adjusted is a financial measure that Myers Industries, Inc. calculates according to the schedule above using amounts from the unaudited Reconciliation of Non-GAAP Financial Measures Income (Loss) Before Taxes By Segment and GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that EBITDA as adjusted provides useful information regarding a company's operating profitability. Management uses EBITDA as adjusted as well as other financial measures in connection with its decision-making activities. EBITDA as adjusted should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company's method for calculating EBITDA as adjusted may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.
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Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES - CONTINUING OPERATIONS (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Cash Flow Data: Free cash flow is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Cash Flows. The Company uses free cash flow as well as other financial measures in connection with its decision-making activities. The Company's method for calculating free cash flow may not be comparable to methods used by other companies.   Full Year Quarter Ended Quarter Ended TTM 31-Dec-16 31-Mar-17 31-Mar-16 31-Mar-17 Net cash provided by (used for) operating activities - continuing operations 33,721 $ + 13,049 $ - (11,317) $ = 58,087 $ Capital expenditures (12,523) + (498) - (7,140) = (5,881) Free cash flow 21,198 $ + 12,551 $ - (18,457) $ = 52,206 $